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                                                                    EXHIBIT 10.5

                            FOURTH AMENDMENT TO THE
                RPM INTERNATIONAL INC. 1997 RESTRICTED STOCK PLAN

         THIS FOURTH AMENDMENT to the RPM International Inc. 1997 Restricted Stock Plan is executed by RPM International Inc. (hereinafter referred to as the "Company") as of the date set forth below.

                                   WITNESSETH:

         WHEREAS, the Company adopted and maintains the RPM International Inc. 1997 Restricted Stock Plan (hereinafter referred to as the "Plan") for the benefit of certain of its employees and certain employees of the Company's subsidiaries; and

         WHEREAS, the Company reserved the right, pursuant to Section 8 of the Plan, to make certain amendments thereto; and

         WHEREAS, it is the desire of the Company to amend the Plan so that the payment of dividends on Shares awarded under the Plan to employees who are citizens of the United States of America will be made to the employee, and that dividends on shares awarded under the Plan to all other employees will be retained by the Company with a credit of like amount of money to be paid to the account of the employee under the RPM International Inc. Deferred Compensation Plan;

         NOW, THEREFORE, pursuant to Section 8 of the Plan, the Company hereby amends the Plan as follows, effective on January 13, 2003 as set forth below:

                  1. Article 4 of the Plan is here by amended by the deletion of Section 4.5 in its entirety and the substitution in lieu thereof of a new Section 4.5 to read as follows:

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                  "4.5     Dividends paid on any Shares awarded under this Plan
         to employees who are citizens of the United States of America, shall be paid to the participant in whose name the certificates are issued. Notwithstanding any other provision of this Plan, any dividends paid on any Shares awarded under this Plan to employees who are not citizens of the United States of America shall be retained by the Company. As of the date of any dividend paid on any shares awarded to employees who are not citizens of the United States of America, the employee shall be credited with a dividend equivalent credit to the RPM International Inc. Deferred Compensation Plan equal to either:

                           (a)      the amount of any cash dividend; or

                           (b) if the dividend is paid in Shares, an amount equal to the number of Shares and fractions thereof multiplied by the Share's closing price on the date the dividend is paid."

         IN WITNESS WHEREOF, RPM International Inc., by its officer duly authorized, has caused this Fourth Amendment to the RPM International Inc. 1997 Restricted Stock Plan to be signed this 20th day of January, 2003.

                                      RPM INTERNATIONAL INC.

                                      By:  /s/ Frank C. Sullivan
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                                      Its: President and Chief Executive Officer
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